EXHIBIT 3.11(a)

CERTIFICATE OF LIMITED PARTNERSHIP

OF L.J. MELODY MORTGAGE COMPANY, LP

1.	The name of the limited partnership is L J Melody Mortgage Company, LP

2.	The address of the registered office is 811 Dallas Avenue, Houston, Texas 77002.

3.	The name of the registered agent at the above address is CT Corporation System.

4.	The address where the records of the limited partnership are to be kept or made available as 5847 San Felipe, Suite 4400, Houston, Texas 77057

5.	The name of the general partner is CBRE/LJM Mortgage Company, LLC and its mailing address and street address is 533 South Fremont Avenue, Los Angeles, CA 90071.

Signed this the 27th day of January, 1999.

GENERAL PARTNER:

CBRE/LJM MORTGAGE COMPANY, LLC a Delaware limited liability company

By:	/s/ Raymond E. Wirta
Raymond E. Wirta, President

January 25, 1999

To:	Secretary of State of the State of Texas

Austin, Texas

Re:	Consent to Use of Name

The undersigned hereby consents to the use of the name “L.J. Melody Mortgage Company, LP” by the persons wishing to form a limited partnership in such name in the State of Texas pursuant to the Texas Revised Limited Partnership Act.

L.J. MELODY & COMPANY,
a Texas corporation

By:	/s/ Bill R. Frazer
Bill Frazer
Executive Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

1.	The name of the limited partnership is

L.J. Melody Mortgage Company, LP

2.	The certificate of limited partnership is amended as follows:

The name of the limited partnership is hereby changed to: L J Melody & Company of Texas, LP

Dated: December 21, 2000

L.J. MELODY MORTGAGE COMPANY, LP

BY:	/s/ Lawrence J. Melody
Lawrence J. Melody
President & CEO of General Partner
CBRE/LJM Mortgage Company, LLC

L.J. MELODY & COMPANY

5847 San Felipe, Suite 4400 Houston, Texas 77057 Telephone (713) 787-1900 Fax (713) 787-1998

December 21, 2000

To:	Secretary of State of the state of Texas

Austin, Texas

RE:	Consent to Use of Name

I, the undersigned, on behalf of L. J. Melody & Company, a Texas corporation, do hereby consent to the utilization of “L J Melody & Company of Texas, LP” by L.J. Melody Mortgage Company, LP, a limited partnership organized under the laws of Texas, who desires to change the partnership name to L J Melody & Company of Texas, LP by a Certificate of Amendment.

I being duly authorized to sign on behalf of L.J. Melody & Company, do hereby execute this statement on 21st day of December, 2000.

Sincerely,

/s/ Lawrence J. Melody
Lawrence J. Melody
President & CEO

A CB Richard Ellis Company

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1. The name of the entity represented is	L J MELODY & CO OF TEXAS LP

The entity’s file number is	0011682910

2.      The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)

811 Dallas Avenue, Houston, Texas 77002

3.      The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

1021 Main Street, Suite 1150, Houston, Texas 77002

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:         April 22, 2004

C T CORPORATION SYSTEM
Name of registered agent

Kenneth Uva
Signature of registered agent

Reports Unit P.O. Box 12028 Austin, Texas 78711-2028	Office of the Secretary of State	Roger Williams Secretary of State

June 24, 2005

C T Corporation System

L J MELODY & COMPANY OF TEXAS, LP

1021 Main Street Suite 1150

Houston, TX 77002

Periodic Report – First Notification Letter

Re: L J MELODY & COMPANY OF TEXAS, LP

Filing Number: 11682910

Dear Registered Agent:

Article 6132a, Section 13.05 of the Texas Revised Limited Partnership Act, requires a limited partnership to file a periodic report with the Secretary of State not more than once every four years. You are hereby notified that the above referenced limited partnership is required to file the periodic report at this time. This periodic report should be completed and submitted to the Secretary of State for filing within thirty (30) days of this notice. Failure to file the periodic report when due will result, after notice, in the forfeiture of the limited partnership’s right to transact business in the state of Texas and could ultimately result, after notice, in the cancellation of the certificate of a domestic limited partnership or the registration of a foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

For your convenience, forms promulgated by the Secretary of State are available on the agency website at: http://www.sos.state.tx.us/corp/forms.shtml.

If you have any questions, please contact the Reports Unit at 512-475-2705.

Sincerely,

Reports Unit

Business and Public Filings Division

Enclosure

Come visit us on the Internet @ http://www.sos.state.tx.us/
Phone: 512-475-2705	Fax: 512-463-1425	Dial: 7-1-1 for Relay Services

Reports Unit P O Box 12028 Austin, Texas 78711-2028	Roger Williams Secretary of State

Office of the Secretary of State

PERIODIC REPORT - LIMITED PARTNERSHIP

Filing Number 11682910	Page 1 of 2

Filing Fee: $50.00

1.	The limited partnership name is

L J MELODY & COMPANY OF TEXAS, LP

2.	It is organized under the laws of (set forth state or foreign country)

Texas

3.	The name of the registered agent is’

C T Corporation System

(Make changes here)

4.	The business address of the registered agent and the registered office address is

1021 Main Street, Suite 1150

Houston, TX 77002

(Make changes here-use street or building address, see Instructions)

5.	The address of the principal office in the United States where the records are to be kept or made available under Article 6132a, Section 1 07 of the Texas Revised Limited Partnership Act is’

5847 SAN FELIPE SUITE 4400,

Houston, TX 77057

(Make changes here)

6.	The names and addresses of all general partners of the limited partnership are:

(If additional space is needed, include the information as an attachment to this form)

Name	Address	City/State/Zip

CBRE/LJM MORTGAGE COMPANY LLC	5847 San Felipe, Suite 4400	Houston, TX 77057

Phone 512-475-2705	Come visit us on the Internet @ http//www sos state tx us/ Fax 512-463-1425	Dial 7-1-1 for Relay Services

Periodic Report

Filing Number 11682910

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	07/11/2005	/s/ Ellis D. Reiter, Jr.
Signed on behalf of the limited partnership

CBRE/LJM Mortgage Company, L.L.C., its general partner
		By	(general partner)
			By:	CBRE/LJM – Nevada, Inc., its sole member
				By:	Ellis D. Reiter, Jr., Executive Vice President and Assistant Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

1.	The name of the limited partnership is L J Melody & Company of Texas, LP.

2.	The certificate of limited partnership is amended as follows:

The name of the limited partnership is hereby changed to: CBRE Melody of Texas, LP.

Dated: August 25, 2005.

L J MELODY & COMPANY OF TEXAS, LP

By:	CBRE/LJM Mortgage Company, L.L.C., a Delaware limited liability company, its general partner

	By:	CBRE/LJM – Nevada, Inc., a Nevada corporation, its sole member

		By:	/s/ Ellis D. Reiter, Jr.
Ellis D. Reiter, Jr. Executive Vice President and Assistant Secretary

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 11682910 12/27/2007 Document #: 197728294362 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

CBRE Melody of Texas, LP

The entity’s filing number is 11682910

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street, Suite 1150, Houston, TX 77002

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street, Dallas, TX 75201

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP OF

CBRE MELODY OF TEXAS, LP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

1.	The name of the limited partnership is CBRE Melody of Texas, LP.

2.	The certificate of limited partnership is amended as follows:

The name of the limited partnership is CBRE Capital Markets of Texas, LP.

Dated: March 9, 2009.

CBRE MELODY OF TEXAS, LP

By:	CBRE/LJM Mortgage Company, L.L.C., a Delaware limited liability company, its general partner

	By:	CBRE/LJM – Nevada, Inc., a Nevada corporation, its sole member

		By:	/s/ Laurence H. Midler
Laurence H. Midler Executive Vice President

COMMERCIAL REAL ESTATE SERVICES

CBRE Capital Corporation

Scott Potter Chief Financial Officer	2800 Post Oak Boulevard Suite 2100 Houston, TX 77056

CBRE Capital Corporation	713 787 1941 Tel 713 787 1997 Fax 214 616 6530 Cell

March 4, 2009	scott.potter@cbrecapitalcorp.com

Office of the Secretary of State

James Earl Rudder Office Building

1019 Brazos

Austin, TX 78701

Re:	Consent to Use of Name

Dear Sir or Madam:

CBRE Capital Corporation, a corporation organized and existing under the laws of the State of Delaware and qualified to transact business in the State of Texas on December 20, 2005, hereby consents to the name change of CBRE Melody of Texas, LP, a Texas limited partnership to CBRE Capital Markets of Texas, LP in the State of Texas.

CBRE Capital Corporation

/s/ Scott Potter
By:	Scott Potter
Its:	Chief Financial Officer and Director